Exhibit 10.2

AMENDMENT FOUR

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Employer”) maintains the UPS Retirement Plan (the “Plan”), amended and restated effective January 1, 2014; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Employer’s board of directors (the “Board”) may amend the Plan at any time; and

WHEREAS, the Employer desires to amend the plan as provided herein;

NOW THEREFORE, in consideration of the foregoing, the Plan is amended by as follows effective June 23, 2017:

1.

The following is added to the introductory section of the Plan:

FURTHERMORE, the Plan was amended on June 23, 2017 to reflect the freeze in benefit accruals under the Plan for all Participants effective January 1, 2023. As amended, all benefit accruals under any Final Average Compensation Formula shall cease effective December 31, 2022 and a Participant’s benefit under the aforementioned formula after December 31, 2022 shall not generally be greater than or less than such benefit was on December 31, 2022. All references to any Final Average Compensation Formula shall be interpreted consistent with this paragraph. Furthermore, all accruals under the Portable Account Formula, other than Interest Credits, shall cease effective December 31, 2022, and a Participant’s benefit under the Portable Account Formula shall not generally be greater or less then such benefit was on December 31, 2022, other than with respect to additional Interest Credits. Notwithstanding the foregoing, these changes shall not apply to any Crewmember, but only to the extent of the benefit provided under Appendix M. Notwithstanding anything herein to the contrary, references herein to future accruals do not provide or imply any vested right to those future accruals and, as set forth with more specificity in Section 7.1, the Employer Companies have expressly reserved the right to discontinue contributions to the Plan or terminate the Plan at any time with respect to its Participants, without the consent of any party, and the Board of Directors has reserved the right to amend the Plan at any time, without the consent of any other party including any other Employer Company, which reserved rights include the right to amend or terminate the Plan prior to, on, or after January 1, 2023 including to freeze benefit accruals prior to that date.

2.

Section 1.1(h) is amended by adding the following after the first paragraph:

For purposes of this Section 1.1(h), “Subsidy Service” shall mean the following:

(A)	for any benefit not provided under Appendix M, Benefit Service that applies solely for the purpose of determining early retirement subsidies under a Final Average Compensation Formula. For clarification, Subsidy Service does not count for the purposes of benefit accrual under any Final Average Compensation Formula.

(B)	for any benefit earned under Appendix M, Benefit Service for all purposes.

3.

Section 1.1(h)(iii) is replaced as follows:

(iii)	LTD Participant. Benefit Service with respect to an LTD Participant whose Retirement Benefits commence after December 31, 2000 shall be calculated in accordance with the applicable table in Section 1.1(h)(i) above, but there shall be included as Benefit Service for purposes of benefit accrual and early retirement subsidies under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula all years and months while the Participant is an LTD Participant and continues to be “totally disabled” for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time. Such Benefit Service shall be determined as if such LTD Participant had worked at least 1,500 Hours of Service in each calendar year and at least 216 Hours of Service in each month in excess of a calendar year. Provided, however, the total Benefit Service credited under this Section 1.1(h)(iii) to an LTD Participant when aggregated with his or her actual Benefit Service under other Sections of this definition shall not exceed thirty-five (35) years or if lesser, the maximum service cap imposed by the particular benefit formula applicable to the LTD Participant. Effective for all periods beginning on or after January 1, 2023, any Benefit Service earned by a LTD Participant under Section 1.1(h)(iii) shall be Subsidy Service only. No Benefit Service or Subsidy Service will be credited to a Disabled Participant while such Participant is receiving Disability Retirement Benefits.

4.

Section 1.1(h)(v)-(vi) are replaced as follows:

(v)

Terminated and Rehired Employees after December 31, 2007. An employee who was employed as an Employee on December 31, 2007 will continue to earn Benefit Service described in this Section 1.1(h) after 2007 for all purposes (subject to Section 1.1(h)(vii)) as long as he remains employed as an Employee, but such an employee who ceases to be employed as an Employee whether as a result of termination of employment or a transfer to a non-Employee position will cease to earn Benefit Service credit after such termination or transfer except as provided in this Section 1.1(h)(v). An Employee who (A) is transferred to a non-Employee position (whether on, before or after January 1, 2008) and then is transferred back to an Employee position or (B) ceased to be an Employee as a result of termination of employment and then rehired as an Employee on or after January 1, 2008, and who has not commenced benefits under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula, shall continue to earn Benefit Service as described in Section 1.1(h), following such transfer or rehire until he or she terminates employment with the Employer Company and all Related Employers, but such Benefit Service shall be Subsidy Service only. The provisions of this Section 1.1(h)(v) will not affect any Crewmember covered by Appendix M but only to the extent of the benefits described in Appendix M.

(vi)	Newly Hired or Transferred Employees after June 30, 2016. Any individual who is newly hired or transferred from a non-Employee position to an Employee position or who otherwise becomes an Employee on or after July 1, 2016 shall not be eligible to participate in the Plan and shall not be entitled to earn any Benefit Service under this Section 1.1(h). The provisions of this Section 1.1(h)(vi) will not affect any Crewmember covered by Appendix M but only to the extent of the benefits described in Appendix M.

(vii)	Subsidy Service on and after January 1, 2023. Notwithstanding anything in this Section 1.1(h) to the contrary, a Participant who has not commenced benefits under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall earn only Subsidy Service for periods on and after January 1, 2023.

5.

Section 1.1(cc)(ii) is replaced as follows:

(ii)	On or After 2007. For calendar years beginning on and after January 1, 2007, Final Average Compensation means a Participant’s average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last ten consecutive calendar years of employment preceding the earlier of the following:

(A) the calendar year in which the Participant terminated his or her period of employment with the Employer Company and all Related Employers,

(B) the calendar year in which the Plan terminated, whether in whole or in part..

(C) January 1, 2023 (other than for the purposes of benefits under Appendix M).

Notwithstanding the foregoing, for periods prior to January 1, 2023, if the Participant received Compensation for the entire calendar year in which his or her termination of employment occurred, his or her Compensation for such calendar year shall be included in the calculation of his or her Final Average Compensation if it is to his or her advantage to do so. Further, if a Participant’s Compensation is zero for any calendar year that is included in the last consecutive ten calendar years, such calendar year shall be included in determining the consecutive five-year period but shall not be included in determining the average annual Compensation for such five-year period.

The Final Average Compensation of a Participant who is reemployed by an Employer Company or a Related Employer on or after January 1, 2008 shall not be increased as a result of his or her period of employment following such reemployment.

Notwithstanding the foregoing, in no event shall a Participant’s Final Average Compensation take into account Compensation for any period on or after January 1, 2023. For clarification, it is the intent of the Plan that Final Average Compensation neither increase nor decrease after December 31, 2022.

6.

Section 1.1(xxx) is amended by adding the following to the last paragraph:

Notwithstanding the foregoing, for any period beginning on or after January 1, 2023, a Participant’s Social Security Amount shall be the amount determined on December 31, 2022, which shall not increase or decrease thereafter.

7.

Section 2.3 is replaced as follows:

Section 2.3 Eligibility Requirements on or after July 1, 2016.

Any Employee included as a Participant under the provisions of the Plan as in effect immediately before July 1, 2016 will continue to participate in accordance with the provisions of this Plan. Any individual who is not included as a Participant under the provisions of the Plan as in effect immediately before July 1, 2016 shall be ineligible to be included as a Participant under the provisions of the Plan at any time on or after July 1, 2016, provided however that:

(a) a Crewmember will become a Participant on or after July 1, 2016 as described in Appendix M but only to the extent of the benefits described in Appendix M, and

(b) any person who has an accrued benefit under the Plan, which accrued prior to July 1, 2016, and who is hired, rehired, or transferred to Employee status on or after July 1, 2016 shall continue to be considered a “Participant” under the Plan, but only to the extent provided in the Plan for purposes of such previously accrued benefit, except as may be specifically provided under the terms of the Plan.

8.

The numbering of the subparagraphs of Section 5.2(a) is corrected, such Section 5.2(a) contains subparagraphs (i)-(iii), and the last two paragraphs of the 5.2(a)(i) are replaced as follows:

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation only until January 1, 2023, and his or her years of Benefit Service earned after December 31, 2007, if any, will be Subsidy Service (as defined in Section 1.1(h)) only.

Notwithstanding the foregoing, (A) each individual who is hired, reemployed, or transferred to Employee status on or after July 1, 2016 and prior to January 1, 2023, shall not be eligible to accrue additional benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit, except as specifically provided in Section 5.3(g), and (B) no individual shall be eligible to accrue additional benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit on or after January 1, 2023, provided that, for the avoidance of doubt, Interest Credits shall continue to be allocated to any Portable Account Benefit accrued prior to January 1, 2023 to the extent provided by Section 5.3(g)(iv).

9.

Section 5.3(b) is amended by replacing the phrase “UPS Freight Benefit Service” with the phrase “UPS Freight Service”).

10.

The subparagraphs of Section 5.3(g) are renumbered, such that Section 5.3 contains subparagraphs (i)-(v), and Section 5.3(g)(i) is replaced as follows:

(i)	General. For Plan Years beginning after December 31, 2007 and prior to January 1, 2023, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he or she shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation, provided however that in no event shall a Participant’s Final Average Compensation increase after December 31, 2022.

Notwithstanding the foregoing, (A) each individual who is hired, reemployed, or transferred to Employee status on or after July 1, 2016, shall not be eligible to accrue additional benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit, except as specifically provided in this Section 5.3(g), and (B) no individual shall be eligible to accrue any benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit on or after January 1, 2023, provided that, for the avoidance of doubt, Interest Credits shall continue to be allocated to any Portable Account Benefit accrued prior to January 1, 2023 to the extent provided by Section 5.3(g)(iv).

11.

The renumbered subparagraph 5.3(g)(ii) is amended by adding the following at the beginning of the first full sentence (for clarification, immediately following the title “Eligibility for Portable Account Benefit.”):

Except as otherwise specified in Section 5.3(g)(i),

12.

The renumbered subparagraph Section 5.3(g)(iv) (“Interest Credits”) is amended by adding the following:

Similarly, notwithstanding any provision in this Section 5.3(g) that provides that no individual shall be eligible to earn a Portable Account Benefit for any period after December 31, 2022, any Participant who previously earned a Portable Account Benefit prior to January 1, 2023 shall remain eligible to receive Interest Credits with respect to such previously accrued benefit for each Plan Year until such Participant’s benefit commencement date as set forth in this sub-paragraph.

13.

Section 5.5(b) is replaced as follows:

(b)	with reference to a Disability occurring on or after January 1, 1978, the amount determined by multiplying $9.60 by the number of years of Benefit Service to a maximum of 25 (30, in case of Disability occurring on or after January 1, 1992), completed by the Participant prior to the earlier of his or her Disability or January 1, 2023.

14.

Effective January 1, 2017, Section 5.7 is amended by replacing the phrase “contributions under any cash or deferred plan described in Code § 401(k),” with the following:

contributions under any cash or deferred plan described in Code § 401(k) and (effective January 1, 2017) under a money purchase pension plan,

15.

The introduction to Appendix M is amended by adding the replacing the phrase “and is amended as of January 1, 2014” with the phrase “and again as of January 1, 2014” and by adding the following to the end of the last paragraph:

Similarly, the freeze in Plan benefits effective January 1, 2023 as described elsewhere in this Plan shall not affect any person covered by this Appendix M, but only to the extent of the benefits described in this Appendix M. For clarification, for the purposes of calculating benefits under this Appendix M only, changes in compensation, Benefit Service, and other factors will continue to be taken into account as described in this Appendix M, even after December 31, 2022.

16.

Section 6.4 of Appendix N is amended by adding the following:

Notwithstanding the foregoing, the dollar limitation shall be frozen effective December 31, 2022 and shall not increase thereafter.

17.

Section 6.7 of Appendix N is amended by adding the following:

Notwithstanding the foregoing, compensation shall be frozen effective December 31, 2022 and compensation for years beginning on or after January 1, 2023 shall not be taken into account for calculating a Participant’s high three-year average compensation.

*        *        *         *

IN WITNESS WHEREOF, the Board has caused this amendment to be executed this 23rd day of June, 2017.

BOARD OF DIRECTORS OF UNITED PARCEL SERVICE OF AMERICA, INC.

By:	/s/ David Abney
Title:	Chairman
Date:	June 23, 2017